    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 2001

                                                     REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   -----------

                                    L90, INC.
               (Exact name of registrant as specified in charter)

             DELAWARE                                        95-4761069
  (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                         Identification No.)

        4499 GLENCOE AVENUE
    MARINA DEL REY, CALIFORNIA                                  90202
  (Address of Principal Executive                            (Zip Code)
             Offices)

                                    ---------

                                    L90, INC.
                              STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                  JOHN C. BOHAN
                       PRESIDENT & CHIEF EXECUTIVE OFFICER
                                    L90, INC.
                               4499 GLENCOE AVENUE
                        MARINA DEL REY, CALIFORNIA 90292
                     (Name and address of agent for service)

                                 (310) 751-0200
          (Telephone number, including area code, of agent for service)

                                    ---------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                                    Proposed         Proposed
                                                     Maximum         Maximum
     Title of Securities         Amount to be    Offering Price     Aggregate        Amount of
       to be Registered          Registered(1)      Per Share     Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------
     Stock Incentive Plan
Common Stock, $0.001 par value     2,000,000        $1.075(2)      $2,150,000(2)      $537.50
---------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement shall also cover such additional indeterminate number of shares of the Registrant's Common Stock which become issuable under the Registrant's Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based upon the average of the high and low sale prices reported on the Nasdaq National Market for the Registrant's Common Stock on October 15, 2001.

================================================================================

GENERAL INSTRUCTION E.  REGISTRATION OF ADDITIONAL SECURITIES.

        Pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, an additional 2,000,000 shares of Common Stock of L90, Inc. ("L90") available for issuance under its Stock Incentive Plan are being registered pursuant to this Registration Statement. A total of 6,638,233 shares of L90's Common Stock issuable under its Stock Incentive Plan were previously registered pursuant to L90's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on July 27, 2000 (File No. 333-42336) and the information contained therein is hereby incorporated by reference.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by L90 with the Commission are hereby incorporated into this Registration Statement and made a part hereof by this reference:

(a) The description of L90's Common Stock contained in its Registration Statement under the Securities Exchange Act of 1934, as amended, on Form 8-A, filed with the Commission on January 14, 2000, including any amendment or report filed for the purpose of updating such description.

(b) L90's Annual Report on Form 10-K as filed with the Commission on March 30, 2001 for the year ended December 31, 2000.

(c) L90's Quarterly Report on Form 10-Q as filed with the Commission on May 10, 2001 for the quarter ended March 31, 2001.

(d) L90's Quarterly Report on Form 10-Q as filed with the Commission on August 13, 2001 for the quarter ended June 30, 2001.

(e) L90's Proxy Statement dated April 16, 2001, filed with the Commission on April 16, 2001.

(f) Our Current Report on Form 8-K, dated October 2, 2001, filed with the Commission on October 9, 2001.

        In addition, all documents filed by L90 with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

ITEM 8. EXHIBITS


      Exhibit
      -------
        5.1    Opinion of counsel as to legality of securities being registered.

        23.1   Consent of Arthur Andersen, LLP, independent public accountants.

        23.2   Consent of counsel (included in Exhibit 5.1).

        24.1   Power of Attorney (included herein on the signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 16, 2001.


                                     L90, INC.,
                                     a Delaware corporation



                                     By: /s/ John C. Bohan
                                         ---------------------------------------
                                             John C. Bohan
                                             President & Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John C. Bohan and Thomas A. Sebastian, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                 Title                                     Date
         ---------                 -----                                     ----
/s/ John C. Bohan                  President and Chief Executive Officer     October 16, 2001
------------------------------     (Principal Executive Officer)
John C. Bohan


/s/ Thomas A. Sebastian            Senior Vice President, Chief Financial    October 16, 2001
------------------------------     Officer and Assistant Secretary
Thomas A. Sebastian                (Principal Financial and Accounting
                                   Officer)


/s/ William M. Apfelbaum           Chairman and Director                     October 16, 2001
------------------------------
William M. Apfelbaum


                                   Director                                  October __, 2001
------------------------------
Peter G. Diamandis


/s/ Christopher J. Cardinali       Director                                  October 16, 2001
------------------------------
Christopher J. Cardinali


/s/ Mark D. Roah                   Director                                  October 16, 2001
------------------------------
Mark D. Roah


                                   Director                                  October __, 2001
------------------------------
Peter Sealey


                                   Director                                  October __, 2001
------------------------------
G. Bruce Redditt

                                  EXHIBIT INDEX


Exhibits
--------
  5.1    Opinion of counsel as to legality of securities being registered.

  23.1   Consent of Arthur Andersen, LLP, independent public accountants.

  23.2   Consent of counsel (included in Exhibit 5.1).

  24.1   Power of Attorney (included herein on the signature page).